                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                         Date of Report: July 23, 2001

                          VALLEY FINANCIAL CORPORATION

       VIRGINIA                     33-77568                    54-1702380
(State of Incorporation)           (Commission               (I.R.S. Employer
                                   File Number)           Identification Number)


                            36 Church Avenue, S.W.
                            Roanoke, Virginia 24011

                    (Address of principal executive offices)

                                 (540) 342-2265

                (Issuer's telephone number, including area code)

Item 5. Other Events.

     Valley Financial Corporation (the "Company"), the holding company for Roanoke, VA-based Valley Bank, announced on July 19, 2001 its financial results for the period ended June 30, 2001. The financial results are detailed in the Company's Press Release dated July 19, 2001 filed as Exhibit A to this Form 8-K and incorporated by reference herein.

     The Company's common stock is traded over the counter under the symbol
VYFC.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                VALLEY FINANCIAL CORPORATION



Date: July 23, 2001             /s/ A. Wayne Lewis
                                -----------------------------------------
                                A.  Wayne Lewis, Executive Vice President

FOR RELEASE 5:00 p.m. July 19, 2001
-----------------------------------

                                                                       EXHIBIT A

VALLEY FINANCIAL CORPORATION
36 Church Avenue, S.W.
Roanoke, Virginia 24011

For Further Information Contact:

Ellis L. Gutshall, President and Chief Executive Officer
A. Wayne Lewis, Executive Vice President and Chief Operating Officer
(540) 342-2265


           VALLEY FINANCIAL CORPORATION ANNOUNCES FINANCIAL RESULTS,
                      REVEALS NEW BRANCH OFFICE LOCATION

ROANOKE, VIRGINIA. July 19, 2001 -- Roanoke-based Valley Financial Corporation announced today its consolidated financial results. For the three months ended June 30, 2001 Valley Financial reported net income of $348,000 or $.28 per fully-diluted share compared with $360,000 or $.34 per fully-diluted share for the same three months of 2000. The Company's return on average total assets was 0.83% for 2001's second quarter and its return on average shareholders' equity was 9.10%, compared with 1.00% and 13.71%, respectively, reported for the three months ended June 30, 2000. A major contributor to the declines in earnings per share and return on equity was the Company's issuance in November 2000 of 200,000 additional shares of common stock in a public offering.

At June 30, 2001 Valley Financial's total assets were $174,009,000, total deposits were $136,213,000, total loans stood at $129,019,000 and total shareholders' equity was $15,456,000. Compared with June 30, 2000 the Company experienced increases of $22,056,000 or 15% in total assets, $14,706,000 or 12% in total deposits and $22,085,000 or 21% in total loans over the twelve-month period. With total capital at June 30, 2001 representing 12.1% of risk-adjusted total assets, the Company easily exceeds the regulatory minimums to be considered "well capitalized."

Press Release
Valley Financial Corporation
July 19, 2001
Page 2

Net income for the first half of 2001 was $687,000 or $.55 per fully-diluted share compared with $684,000 or $.65 per fully-diluted share for the same period in 2000. Return on average total assets was 0.83% in 2001's first six months versus 0.97% in 2000, and return on average total equity was 9.17% in 2001 against 13.22% in 2000. As with the second quarter results, the comparison of earnings per share and return on equity for the six-month periods in 2001 and 2000 was materially affected by the November 2000 public stock offering.

Ellis L. Gutshall, President and Chief Executive Officer of Valley Financial, stated that "Significant swings in interest rates between 2000 and 2001 reduced our net interest margin and hampered earnings". Noting that the Federal Reserve had aggressively raised interest rates in 2000 and then pushed them back down precipitously in 2001, Gutshall said "Many people assume banks benefit when interest rates fall but for the industry generally, and community banks in particular, the reverse generally is true. About one-third of our loan portfolio is comprised of adjustable-rate loans that have repriced downward by roughly 2.75% since the beginning of this year. Most community banks, including ours, are largely funded by certificates of deposit with locked-in interest rates for a year or more. In a falling-rate environment, these deposits reprice more slowly than a significant portion of the loan portfolio and the net interest margin shrinks until the deposits finish repricing. We expect the margin to improve in the third and fourth quarters of 2001."

Gutshall also revealed the target of Valley Bank's next branch office expansion, its sixth, saying "We are pleased to announce that Valley Bank is coming to the Town of Vinton. The bank is buying the property at the corner of Route 24 and Clearview Drive, which is in the heart of Vinton's busiest commercial district, convenient to nearby residential developments and on one of the major access routes to the bustling Smith Mountain Lake area. We have had numerous requests from Vintonites to locate a branch in their fine town, and in 2002 we will bring the Valley Bank way of banking to

Press Release
Valley Financial Corporation
July 19, 2001
Page 3

Vinton. Construction is expected to commence in late Fall and the office to open in early Spring next year. This is an exciting market expansion opportunity for us and fills a major gap in our branch coverage of the Roanoke Valley."

Valley Financial Corporation is the holding company for Valley Bank, which opened in 1995 and engages in a general commercial and retail banking business in the Roanoke Valley, emphasizing the needs of small businesses, professional concerns and individuals. Valley Bank operates from five full-service offices at 36 Church Avenue, 2203 Crystal Spring Avenue and 1518 Hershberger Road in Roanoke City, 4467 Starkey Road in Roanoke County and 8 East Main Street in the City of Salem.

The Common Stock of Valley Financial Corporation is traded over the counter under the symbol VYFC, and is quoted on the OTC Bulletin Board, an electronic quotation and trade reporting service of the National Association of Securities Dealers.


                                    - END -
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

                                    VALLEY FINANCIAL CORPORATION
                                CONDENSED CONSOLIDATED BALANCE SHEETS
                                            (Unaudited)

                                                                 June 30   December 31   June 30
                                                                  2001        2000        2000
                                                                --------   -----------   -------
                                                                (in thousands, except share data)

Assets
Cash and due from banks                                         $  4,146    $  3,988    $  5,147
Money market investments                                           2,911         113       1,384
Securities available-for-sale                                     32,909      36,873      33,942
Restricted equity securities                                       1,327       1,010         968

Loans                                                            129,019     114,488     106,934
  Less allowance for loan losses and unearned fees                (1,334)     (1,241)     (1,106)
                                                                --------    --------    --------
    Total net loans                                              127,685     113,247     105,828

Premises and equipment                                             3,469       3,075       2,559
Other assets                                                       1,562       1,858       2,125
                                                                --------    --------    --------
    Total assets                                                $174,009    $160,164    $151,953
                                                                ========    ========    ========

Liabilities and Shareholders' Equity
Non-interest bearing demand deposits                            $ 21,247    $ 17,254    $ 19,382
Interest bearing demand, savings & money market deposits          28,221      28,431      30,689
Time deposits greater than $100,000                               25,001      16,668      14,157
Other deposits                                                    61,744      67,521      57,279
                                                                --------    --------    --------
    Total deposits                                               136,213     129,874     121,507

Short term borrowings                                                  0       1,762       3,000
Securities sold under agreements to repurchase                     5,383       1,983       4,167
Subordinated Capital Note                                              0           0       2,300
Federal Home Loan Bank advances                                   15,000      10,000      10,000
Other liabilities                                                  1,957       1,890       1,245
                                                                --------    --------    --------
    Total liabilities                                            158,553     145,509     142,219
                                                                --------    --------    --------

Preferred stock, no par value.  Authorized 10,000,000
  shares; none issued and outstanding
Common stock, no par value. Authorized 10,000,000 shares;
  issued and outstanding 1,213,207 at June 30, 2001,
  1,213,207 at December 31, 2000 and 1,013,207
  at June 30, 2000                                                12,299      12,299       9,099
Accumulated retained earnings                                      3,088       2,401       1,618
Accumulated other comprehensive income (loss)                         69         (45)       (983)
                                                                --------    --------    --------
    Total shareholders' equity                                    15,456      14,655       9,734
                                                                --------    --------    --------
    Total liabilities and shareholders' equity                  $174,009    $160,164    $151,953
                                                                ========    ========    ========

Balance Sheet Ratios:
Nonperforming loans/total loans                                     0.68%       0.34%       1.10%
Loans past due > 90 days/total loans                                0.30%       0.05%       0.00%
Allowance for loan losses/loans, net                                1.02%       1.05%       1.01%
Book value per share, exclusive of accumulated other              $12.68      $12.12      $10.58
  comprehensive loss

                         VALLEY FINANCIAL CORPORATION
                  CONDENSED CONSOLIDATED STATEMENTS OF INCOME
                                  (Unaudited)


                                                               Three Months    Ended     Six Months
                                                             -------------------------------------------
                                                                              June 30
                                                              2001        2000        2001         2000
                                                             ------------------      -------------------
                                                                  (in thousands, except share data)

Interest Income                                              $3,212      $2,897      $6,402       $5,522
Interest Expense                                              1,792       1,494       3,594        2,810
                                                             ------      ------      ------       ------
  Net interest income                                         1,420       1,403       2,808        2,712


Provision for loan losses                                        83          99         120          163
                                                             ------      ------      ------       ------
Net interest income after provision for
  loan losses                                                 1,337       1,304       2,688        2,549

Noninterest Income                                              163         102         268          178
Noninterest Expense                                           1,013         901       2,020        1,773
                                                             ------      ------      ------       ------

Net income before taxes                                         487         505         936          954

Provision for income taxes                                      139         145         249          270
                                                             ------      ------      ------       ------

Net income                                                  $   348      $  360      $  687       $  684
                                                             ------      ------      ------       ------

Diluted net income per share                                $  0.28      $ 0.34      $ 0.55       $ 0.65
                                                             ------      ------      ------       ------


Performance Ratios:
Return on average total assets                                 0.83%       1.00%       0.83%        0.97%
Return on average total shareholders' equity                   9.10%      13.71%       9.17%       13.22%
Yield on average earning assets (TEY)                          8.12%       8.45%       8.25%        8.30%
Cost of funds                                                  4.75%       4.47%       4.85%        4.33%
Net interest margin                                            3.66%       4.16%       3.69%        4.14%
Overhead efficiency ratio                                     62.07%      57.94%      63.62%       59.26%
